As filed with the Securities and Exchange Commission on September 26, 1996.
                                                  Registration No. 333-___

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549


                                       FORM S-8
                             Registration Statement Under
                              the Securities Act of 1933

                                ALLEGIANCE CORPORATION
                (Exact Name of Registrant as Specified in its Charter)

               Delaware                           36-4095179
   (State or Other Jurisdiction of             (I.R.S. Employer
    Incorporation or Organization)            Identification No.)

                                  One Baxter Parkway
                              Deerfield, Illinois  60015
                       (Address of Principal Executive Offices)

              ALLEGIANCE CORPORATION 1996 INCENTIVE COMPENSATION PROGRAM
                                         and
                       ALLEGIANCE CORPORATION RETIREMENT PLAN
                                         and
                 ALLEGIANCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                                         and
                                ALLEGIANCE CORPORATION
                  1996 OUTSIDE DIRECTOR INCENTIVE COMPENSATION PLAN
                              (Full Titles of the Plans)

                                  William L. Feather
                                    General Counsel
                                Allegiance Corporation
                                  1450 Waukegan Road
                             McGaw Park, Illinois  60085
                       (Name and Address of Agent For Service)

                                    (847) 948-2000
            (Telephone number, including area code, of agent for service)

                                       Copy to:
                                  Lisa M. Kaderabek
                               McDermott, Will & Emery
                                227 West Monroe Street
                            Chicago, Illinois  60606-5096


                           CALCULATION OF REGISTRATION FEE

                                                     Proposed      Proposed
       Title of                                      Maximum       Maximum
      Securities                   Amount            Offering      Aggregate    Amount of
         to be                      to be              Price       Offering    Registration
      Registered                 Registered(1)       Per Share(2)  Price(2)        Fee

     Common Stock ($1.00 par        16,033,000 Shares   $15.69      $251,557,770  $86,745
     value per share) including
     Series A Junior Participating
     Preferred Stock Purchase Rights(3)


     1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

     2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457 under the Securities Act of 1933 based on the average of the high and low prices of a share of Common Stock, $1.00 par value per share, as reported on the New York Stock Exchange.

     3 Prior to the occurrence of certain events, the Series A Junior
       Participating Preferred Stock Purchase Rights will not be traded separately from the Common Stock.


     IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF PLAN INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE ALLEGIANCE CORPORATION RETIREMENT PLAN DESCRIBED HEREIN.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Allegiance Corporation ("Registrant") and Allegiance Corporation Retirement Plan are incorporated herein by reference:

          (a) Amendment No. 3 to the Registrant's effective Registration Statement on Form 10 dated September 20, 1996, File Number 001-11885) under the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed by the Registrant and the Allegiance Corporation Retirement Plan pursuant to Section 13(a) or 15(d) of the Exchange Act since September 20, 1996.

          (c) The description of the Registrant's Common Stock and Preferred Stock contained under the heading "Description of Allegiance Capital Stock" in Amendment No. 3 to the Registrant's Registration Statement on Form 10, File Number 001-11885 under the Exchange Act.

          All documents subsequently filed by the Registrant and the Allegiance Corporation Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently
     filed Incorporated Document modifies or supersedes such statement.   Any
     such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          A filing on Form 11-K is not currently required for the Allegiance Corporation Retirement Plan pursuant to Instruction A(2) to Form S-8 because the Allegiance Corporation Retirement Plan has not been in existence for 90 days as of the date hereof.

     Item 4.   Description of Securities.

               Not applicable.

     Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

     Item 6.   Indemnification of Directors and Officers.

          Registrant's Amended and Restated Certificate of Incorporation provides that each person who is or was or had agreed to become a director or officer of Registrant, and each person who serves or may have served at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by Registrant to the fullest extent permitted from time to time by Delaware law, as the same exists or may hereafter be amended, except with respect to an action commenced by such directors or officers against Registrant or by such directors or officers as a derivative action.

          The Amended and Restated Certificate of Incorporation provides that the right to indemnification and the payment of expenses conferred in the Amended and Restated Certificate of Incorporation permits Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Registrant, or is serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Registrant would have the power to indemnify such person against such liability under the Amended and Restated Certificate of Incorporation or Delaware Law. Registrant intends to obtain directors and officers liability insurance providing coverage to its directors and officers.

     Item 7.   Exemption from Registration Claimed.

               Not Applicable.

     Item 8.   Exhibits

     Exhibit
     Number    Description of Exhibit

       4.1(a) Amended and Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 of Allegiance Corporation's Registration Statement on Form 10 filed June 28, 1996 (SEC File No. 001-11885).

       4.1(b) Form of Rights Agreement between the Company and the Rights Agent named therein. Incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form 10 filed August 22, 1996 (SEC File No. 001-11885).

       4.2 Amended and Restated Bylaws of Registrant. Incorporated herein by reference to Exhibit 3.2 to Allegiance Corporation's Registration Statement on Form 10 filed June 28, 1996 (SEC File No. 001-11885).

       5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

      23.1     Consent of Price Waterhouse LLP.

      23.2     Consent of McDermott, Will & Emery (included in Exhibit 5).

      24       Power of Attorney (included on signature page).


     Item 9.   Undertakings.

          The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, State of Illinois, on the 24th day of September, 1996.

                                        ALLEGIANCE CORPORATION


                                        By:   /s/ Lester B. Knight
                                             Lester B. Knight
                                             Chairman of the Board and Chief
                                             Executive Officer and Director
                                             (Principal Executive Officer)

                                  POWER OF ATTORNEY

               We, the undersigned officers and directors of Allegiance Corporation hereby severally constitute Lester B. Knight and William L. Feather and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Allegiance Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

               Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of September, 1996.

                     Signature                       Title

     /s/ Lester B. Knight          Chairman of the Board and Chief
       Lester B. Knight            Executive Officer and Director (Principal
                                   Executive Officer)

     /s/ Peter B. McKee            Senior Vice President and Chief Financial
        Peter B. McKee             Officer (Principal Financial Officer and
                                   Principal Accounting Officer)

     /s/ Joseph F. Damico          President and Chief Operating Officer and
       Joseph F. Damico            Director


     /s/ Silas S. Cathcart         Director
       Silas S. Cathcart

     /s/ David W. Grainger         Director
       David W. Grainger

     /s/ Arthur F. Golden          Director
       Arthur F. Golden

   /s/ Michael D. O'Halleran       Director
     Michael D. O'Halleran

     /s/ Kenneth D. Bloem          Director
       Kenneth D. Bloem

       /s/ Connie Curran           Director
         Connie Curran


          Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Allegiance Corporation Retirement Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on September 24, 1996.


                              ALLEGIANCE CORPORATION RETIREMENT PLAN



                              By:  Administrative Committee

                              By:  /s/Robert B. DeBaun
                                   Robert B. DeBaun


                                    EXHIBIT INDEX

     Exhibits marked with an asterisk (*) are filed herewith. All other documents listed are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission as indicated.

     Exhibit No.              Description

       4.1(a) Amended and Restated Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 of Allegiance Corporation's Registration Statement on Form 10 filed June 28, 1996 (SEC File No. 001-11885).

       4.1(b) Form of Rights Agreement between the Company and the Rights Agent named therein. Incorporated herein by reference to
                 Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form 10 filed August 22, 1996 (SEC File No. 001-11885).

       4.2 Amended and Restated Bylaws of Registrant. Incorporated herein by reference to Exhibit 3.2 to Allegiance Corporation's Registration Statement on Form 10 filed June 28, 1996 (SEC File No. 001-11885).

      *5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

     *23.1       Consent of Price Waterhouse LLP

     *23.2       Consent of McDermott, Will & Emery (included in Exhibit 5).

     *24         Power of Attorney (included on signature page).






     *  Filed herewith.